Exhibit 23.3

CONSENT OF KEWSONG LEE

I consent to the reference to me under the caption “Management” in the prospectus contained in the Registration Statement on Form S-1 (File No. 333-116236) of Polypore International, Inc.

/s/ Kewsong Lee
Kewsong Lee

New York, New York
July 29, 2004